UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue Buena, New Jersey		08310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2015, IGI Laboratories Inc., a Delaware corporation (the “Company”) entered into asset purchase agreements (each, a “Purchase Agreement” and together, the “Purchase Agreements”) and certain other ancillary agreements with Alveda Pharmaceuticals Inc. (the “Seller”) for the purchase of the Seller’s rights, title, and interest in the development, production, marketing, import and distribution of certain pharmaceutical products. The Company agreed to purchase the intellectual property-related assets of the Seller, including certain contracts, goodwill, product registrations and books and records, pursuant to the terms of one Purchase Agreement and the non-intellectual property-related assets of Seller, including certain accounts receivable, inventory, prepaid expenses, capital assets, contracts, operational permits, books and records, and certain intellectual property, pursuant to the terms of the other Purchase Agreement. Certain employees of the Seller will be retained by the Company following the closing of the transaction.

The aggregate purchase price to be satisfied on the closing of the transaction in accordance with the terms of the Purchase Agreements will be approximately $47,000,000 CAD in cash and agreed assumed liabilities associated with the Purchased Assets. The closing of the transaction is contingent on the satisfaction of certain closing conditions by the Company and by the Seller, as set out in the Purchase Agreements. The parties anticipate that the transaction will close approximately thirty days after signing. Under the terms of the Purchase Agreements, the Company has agreed to indemnify the Seller and the Seller has agreed to indemnify the Company against certain liabilities.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the full texts, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by this reference.

Item 8.01	Other Events.

On October 13, 2015, the Company issued a press release announcing the entry into the Purchase Agreements, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated October 12, 2015, between IGI Laboratories, Inc. and Alveda Pharmaceuticals, Inc.
10.2	Asset Purchase Agreement, dated October 12, 2015, between IGI Laboratories, Inc. and Alveda Pharmaceuticals, Inc.
99.1	Press Release of IGI Laboratories, Inc. dated October 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.
Date: October 13, 2015	By:	/s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer